EXHIBIT A

TO

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

 [Form of Face of Receipt]

AMERICAN DEPOSITARY RECEIPT

REPRESENTING

DEPOSITED ORDINARY SHARES OF

SPORTECH PLC

(F/K/A RODIME PLC)

(Incorporated under the laws of Scotland)

No.

~~IRVING TRUST COMPANY, incorporated under the laws of the State of New York~~THE BANK OF NEW YORK, as Depositary (~~herein~~hereinafter called the “Depositary”), hereby certifies that ________________________________, or registered assigns is the owner of _______ American Shares, representing ____________ deposited Ordinary Shares of 5p each (par value) (herein called the “Ordinary Shares”) of ~~Rodime~~Sportech PLC, incorporated under the laws of Scotland (herein called the Company).   At the date hereof, each American Share represents one Ordinary Share* (or evidence of rights to receive one Ordinary Share) deposited under the Deposit Agreement at the ~~principal~~ London office of ~~Irving Trust Company (such office~~ The Bank of New York (herein called the Custodian”).

(1) This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of July ~~—, 1982 (herein called~~9, 1982, as amended by Amendment No. 1 to Deposit Agreement, dated as of __________, 2003 (as so amended, the “Deposit Agreement”), by and among the Company, the Depositary and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt becomes a party thereto and becomes bound by all the terms and provisions thereof.  The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Ordinary Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Ordinary Shares and held thereunder (such Ordinary Shares, securities, property and cash are herein called Deposited Securities).  Copies of the Deposit Agreement are on file at the principal offices of the Depositary and the Custodian and any other designated transfer offices.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.

(2) Upon surrender at the corporate trust office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in paragraph (6) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Holder hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Shares for which this Receipt is issued.  Delivery of such Deposited Securities may be made by the delivery of certificates to the Holder hereof or as ordered by him or by delivery of certificates endorsed or accompanied by proper instruments of transfer.  Such delivery will be made without unreasonable delay and, at the option of the Holder hereof, either at the office of the Custodian or at the corporate trust office of the Depositary, provided that the forwarding of Ordinary Shares for Ordinary Shares certificates or other Deposited Securities for such delivery at the corporate trust office of the Depositary in The City of New York shall be at the risk and expense of the Holder hereof.

(3) This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by law; provided, however, that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.  This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of American Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees as provided in paragraph (6) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

The Depositary may refuse to execute and deliver Receipts, register the transfer of any Receipt, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval or other information as it may deem necessary or proper.  The delivery of Receipts against deposits of Ordinary Shares generally may be suspended, or the delivery of Receipts against the deposit of particular Ordinary Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers or surrenders of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary and the Company are closed, if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time.  Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Ordinary Shares which, if sold by the holder thereof in the United States or its territories, would be subject to the registration provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Ordinary Shares.

(4) If any tax or other governmental charge shall become payable with respect to any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary.  The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

(5) Every person depositing Ordinary Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Ordinary Shares and each certificate therefor are valid and that the person making such deposit is duly authorized so to do.  Such representations and warranties shall survive the deposit of Ordinary Shares and issuance of Receipts.

(6) The Depositary will charge the party to whom rendering Receipts for delivery of Deposited Securities, $5.00 for each 100 American Shares (or fractions thereof) represented by the Receipt or Receipts issued or surrendered.  In addition, the Company will pay other charges of the Depositary, with the exception of (i) taxes and other governmental charges, (ii) stock registration fees on deposits of Ordinary Shares, (iii) such cable, telex and facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Ordinary Shares or Holders of Receipts, and (iv) such expenses as are incurred by the Depositary in the conversion of foreign currency into dollars.

(7) It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

(8) This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:

~~IRVING TRUST COMPANY~~

THE BANK OF NEW YORK

as Depositary

By:

___________________________

(Title)

Countersigned:

___________________________

Authorized Signature

The ~~address of the~~Depositary's Corporate Trust Office ~~of the Depositary is~~
is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. ~~10015.~~10286.

 [Form of Reverse of Receipt)

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

Dividends and Distributions.  Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars distributable to the Holders of Receipts entitled thereto and subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and will distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes.  If in the judgment of the depositary amounts received in foreign currency may not be converted on a reasonable basis into United States dollars distributable to the Holders of Receipts entitled thereto or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders of Receipts entitled thereto.  If in the opinion of the Depositary any distribution other than cash or Ordinary Shares upon any Deposited Securities cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Ordinary Shares, the Depositary may with the Company’s approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Shares representing the number of Ordinary Shares received as such dividend or free distribution.  In lieu of delivering Receipts for fractional American Shares in any such case, the Depositary may sell the number of Ordinary Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders of Receipts entitled thereto.  If additional Receipts are not so distributed, each American Share shall thenceforth also represent the additional Stock distributed upon the Deposited Securities represented thereby.  In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Ordinary Shares or any rights of any nature, the Depositary shall have discretion as to whether such rights are to be made available to the Holders of Receipts; provided, however, that the Depositary will, if requested by the Company, either (a) make such rights available to Holders of Receipts by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders of Receipts otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise.

Record Dates.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Ordinary Shares or other Deposited Securities, the Depositary will fix a record date for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

Voting of Deposited Securities.  Upon receipt of notice of any meeting of holders of Deposited Securities, the Depositary will mail to the Holders of Receipts a notice which will contain (a) such information as is contained in such notice of meeting and (b) a statement that the Holders of Receipts at the close of business on a specified record date will be entitled to instruct the Depositary as to the exercise of voting rights, if any, pertaining to the amount of Deposited Securities represented by their respective American Shares, and a brief statement as to the manner in which such instructions may be given.  The Depositary will endeavor insofar as practicable to vote or cause to be voted the amount of Deposited Securities represented by such Receipt in accordance with such instructions.  The Depositary agrees not to vote the Ordinary Shares or other Deposited Securities represented by a Receipt unless it receives instructions from the Holder of such Receipts.

Changes Affecting Deposited Securities.  Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the American Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may with the Company’s approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts.

Reports; Inspection of Transfer Books.  The Depositary will make available for inspection by Holders of Receipts at its corporate trust office and at the principal office of the Securities and Exchange Commission, Washington, D.C., any reports and communications received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also send to Holders of Receipts copies of such reports when furnished by the Company as provided in the Deposit Agreement.  The Depositary will keep books at its transfer office in the City of New York for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

Liability of the Company and Depositary.  Neither the Depositary nor the Company shall incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law of any country, or of any governmental authority, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed.  Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders of Receipts, except that they agree to use their best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Ordinary Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or non—action is in good faith.  The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.  The Company agrees to indemnify the Depositary and the Custodian against, and hold each of them harmless from, any liability which may arise out of acts performed in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or the Custodian, except for any liability arising out of the gross negligence or bad faith of either of them, or (ii) by the Company or any of its agents.

Resignation and Removal of Depositary; Substitution of Custodian.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time appoint a substitute custodian and the term Custodian” shall refer to such substitute.

Amendment of Deposit Agreement and Receipts.  The Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary.  Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery or the cancellation of Receipts and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts.  Every Holder of a Receipt at the time any such amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

Termination of Deposit Agreement.  The Depositary ~~will~~shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least ~~one year~~ninety (90) days prior to the date fixed in such notice for such termination.  For the avoidance of doubt, any notice mailed prior to the effective date of this Article shall be effective on the date it is mailed, and the ninety (90) day notice period shall commence to run from the date of such mailing, provided that the date of termination occurs after the effective date of this Article. The Depositary may likewise terminate the Deposit Agreement if at any time sixty (60) days shall have expired after the Depositary shall have ~~resigned, if~~delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement. After the date fixed for termination, the Custodian shall not accept for deposit any further Ordinary Shares.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter ~~will~~shall discontinue the registration of transfers of Receipts, ~~will~~shall suspend the distribution of dividends to the ~~holders~~Holders thereof, and ~~will~~shall not give any further notices or perform any further acts under the Deposit Agreement, except ~~the collection of dividends and~~that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary.  At any time after the expiration of ~~two years~~six (6) months from the date of termination, the Depositary ~~may~~shall sell, to the extent practicable, the Deposited Securities then held under the Deposit Agreement and ~~may~~shall thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered.  ~~Thereafter~~After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement.

Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission"). Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.